UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

March 31, 2006

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2006, Atmos Energy Marketing, LLC (“AEM”), a Delaware limited liability company, which is wholly-owned by Atmos Energy Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Atmos Energy Corporation, entered into the Second Amendment dated March 31, 2006, to the Uncommitted Second Amended and Restated Credit Agreement, dated as of March 30, 2005, as amended by the First Amendment dated November 28, 2005, by and among AEM; Fortis Capital Corp., a Connecticut corporation, as joint lead arranger and joint bookrunner, as administrative agent for the banks, as collateral agent, as an issuing bank, and as a bank; BNP Paribas, a bank organized under the laws of France, as joint lead arranger and joint bookrunner, as documentation agent, as an issuing bank, and as a bank; Société Générale, as syndication agent and as a bank; and a syndicate of five additional banks identified therein.

The Second Amendment amended the credit facility, primarily to extend the term of the facility for an additional 12 months from March 31, 2006 to March 31, 2007. There were no other substantive changes made to the terms of the facility. The credit facility, as amended, will continue to be used on an uncommitted and fully discretionary basis, to continue to provide loans to AEM and issue letters of credit for the account of AEM, primarily in order to provide working capital for its natural gas marketing business.

Borrowings made as revolving loans under the credit facility will continue to bear interest at a floating rate equal to a base rate, defined as the higher of .50% per annum above the federal funds rate or the per annum rate of interest established by JPMorgan Chase Bank, N.A. as its prime rate at the time of such borrowing plus an applicable margin, which is defined as ..25% per annum. Based upon the current prime rate, revolving loans would bear interest at 8.00% per annum. Borrowings made as offshore rate loans will continue to bear interest at a floating rate equal to an offshore rate, which is equal to a base rate based upon LIBOR plus an applicable margin, which will range from 1.250% to 1.625% per annum, depending on the excess tangible net worth of AEM, as defined in the credit facility. Based upon the current LIBOR rate, offshore rate loans would bear interest at 6.08% per annum. Borrowings drawn down under letters of credit issued by the banks will continue to bear interest at a floating rate equal to the base rate, as defined above, plus an applicable margin, which will range from 1.000% to 1.875% per annum, depending on the excess tangible net worth of AEM and whether the letters of credit are swap-related standby letters of credit.

The credit facility will expire on March 31, 2007, at which time all outstanding amounts under the credit facility will be due and payable, except for any letters of credit outstanding at that date, all of which will be due no later than June 30, 2007. The credit facility contains usual and customary covenants for transactions of this type, including covenants limiting liens, additional indebtedness and mergers. In addition, AEM will be required to not exceed a maximum ratio of total liabilities to tangible net worth of 5.00 to 1 or a maximum cumulative loss from March 30, 2005 ranging from $4 million to $23 million, along with maintaining minimum levels of net working capital ranging from $20 million to $120 million and tangible net worth ranging from $21 million to $121 million, as all such terms are defined in the credit facility, depending on the total amount of borrowing elected from time to time by AEM. The credit facility is secured by substantially all of the assets of AEM and is guaranteed by its parent, Atmos Energy Holdings, Inc.

In the event of a default by AEM under the credit facility, including cross-defaults relating to specified other indebtedness of AEM having a principal amount of more than $250,000 in the aggregate, the administrative agent may, and shall upon the request of a certain minimum number of the banks, terminate the obligations of the banks to make loans or issue letters of credit under the credit facility, declare the amount outstanding, including all accrued interest and unpaid fees, payable immediately, and enforce any and all rights and interests created and existing under the credit facility documents, including, without limitation, all rights of set-off and all other rights available under the law.

With respect to the other parties to the credit facility, AEM has or may have had customary banking relationships based on the provision of a variety of financial services, including the purchase and sale of financial instruments traded on various commodity exchanges, none of which are material individually or in the aggregate with respect to any individual party, other than BNP Paribas, which relationship is material to AEM. These instruments include, but are not limited to, NYMEX futures and options contracts and over-the-counter natural gas hedges. A copy of the Second Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Second Amendment.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is hereby incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers.

As reported in its news release issued March 31, 2006, and as was previously announced in September 2005, Mark H. Johnson, currently vice president, nonutility operations, of Atmos Energy and president of AEM, will become senior vice president, nonutility operations, of Atmos Energy, effective April 1, 2006. In addition, also effective April 1st, Mr. Johnson will become president of Atmos Energy Holdings, Inc. and will continue to serve as president of AEM. Mr. Johnson will be succeeding JD Woodward in all such capacities, who is retiring effective April 1, 2006, as was also previously announced in September 2005.

Mr. Johnson, 46, has served as vice president, nonutility operations, of Atmos Energy and president of AEM since October 2005. Previously, Mr. Johnson had served as executive vice president of commercial operations of AEM from 2003 to September 2005, with responsibilities for its natural gas trading and marketing operations. He first joined AEM’s predecessor, Woodward Marketing, L.L.C., in 1992 as vice president of marketing and operations and was later promoted in 1995 to senior vice president of marketing for the Midwest and Gulf Coast.

Although Atmos Energy is not a party to any employment agreement with Mr. Johnson, he will receive an annual salary of $280,000 beginning April 1st and will also remain eligible to participate in all other applicable incentive, benefit and deferred compensation plans offered by the company. In addition, Atmos Energy has entered into a Change in Control Severance Agreement with Mr. Johnson to provide certain severance benefits to him in the event of the termination of his employment within three years following a change in control of the company. The severance agreement provides that the company will pay Mr. Johnson a lump sum severance payment equal to 2.5 times his total compensation, comprised of the annual base salary and “average bonus,” as such term is defined in the agreement. However, if he is terminated by the company for “cause” (as defined in the agreement), or if his employment is terminated by retirement, death, or disability, the company is not obligated to Mr. Johnson the lump sum severance payment.

Further, if Mr. Johnson voluntarily terminates his employment except for “constructive termination” (as defined in the agreement), the company is not obligated to pay him the lump sum severance payment. A form of such Change in Control Severance Agreement has been previously filed with the Commission as Exhibit 10.21(c) of Form 10-K for the fiscal year ended September 30, 1998. A copy of a news release issued on March 31, 2006 announcing these management changes is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment, dated as of March 31, 2006, to the Uncommitted Second Amended and Restated Credit Agreement, dated as of March 30, 2005, among Atmos Energy Marketing, LLC, a Delaware limited liability company, the financial institutions from time to time parties thereto (the “Banks”), Fortis Capital Corp., a Connecticut corporation, as Joint Lead Arranger and Joint Bookrunner, as Administrative Agent for the Banks, as Collateral Agent, as an Issuing bank, and as a Bank; BNP Paribas, a bank organized under the laws of France, as Joint Lead Arranger and Joint Bookrunner, and as Documentation agent, as an Issuing bank, and as a Bank; and Société Générale, as Syndication Agent and a Bank

99.1	News Release issued by Atmos Energy Corporation dated March 31, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: March 31, 2006	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President
and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Second Amendment, dated as of March 31, 2006, to the Uncommitted Second Amended and Restated Credit Agreement, dated as of March 30, 2005, among Atmos Energy Marketing, LLC, a Delaware limited liability company, the financial institutions from time to time parties thereto (the “Banks”), Fortis Capital Corp., a Connecticut corporation, as Joint Lead Arranger and Joint Bookrunner, as Administrative Agent for the Banks, as Collateral Agent, as an Issuing bank, and as a Bank; BNP Paribas, a bank organized under the laws of France, as Joint Lead Arranger and Joint Bookrunner, and as Documentation agent, as an Issuing bank, and as a Bank; and Société Générale, as Syndication Agent and a Bank

99.1	News Release issued by Atmos Energy Corporation dated March 31, 2006